Exhibit 10.33.5
ASHFORD HOSPITALITY TRUST, INC.
Series C Cumulative Redeemable Preferred Stock
STOCK PURCHASE AGREEMENT
April 11, 2007
Wachovia Investment Holdings, LLC
One Wachovia Center
301 South College Street, DC-8
Charlotte, NC 28288
Ladies and Gentlemen:
     Ashford Hospitality Trust, Inc., a Maryland corporation (the “Company”), proposes to issue and sell to Wachovia Investment Holdings, LLC, a Delaware limited liability company (the “Investor”), shares of Series C Cumulative Redeemable Preferred Stock, par value $.01 per share (the “Series C Preferred Stock”). Subject to the terms and conditions, representations and warranties set forth in this Stock Purchase Agreement (this “Agreement”), the Investor has agreed to purchase the Shares (as defined in Section 1.1 of this Agreement).
     The Shares are being offered and sold to the Investor without being registered with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act,” which term, as used in this Agreement, includes the rules and regulations of the Commission promulgated thereunder) in reliance upon the exemption from registration set forth in Section 4(2) of the Securities Act. Concurrently herewith, the Investor and the Company are entering into an Investor Rights Agreement (as defined herein) that contains certain terms and conditions pursuant to which the Company will make the Shares eligible for resale pursuant to the exemption from registration set forth in Rule 144A under the Securities Act or pursuant to one or more registration statements filed with the Commission under the Securities Act. The Company understands that the Investor may, but is under no obligation to, resell all or a portion of the Shares to other persons (each a “Subsequent Purchaser”).
     The Company hereby confirms its agreement with the Investor as follows:
ARTICLE I. Purchase, Sale And Delivery Of The Shares
Section 1.1 Purchase and Sale.
     On the basis of the representations, warranties and agreements contained in this Agreement, and upon the terms but subject to the conditions set forth in this Agreement, the Investor shall purchase from the Company, and the Company shall sell to the Investor, 8,000,000 shares of Series C Preferred Stock (the “Shares”), for the consideration specified in Section 1.2. On or before the Closing (as defined in Section 1.2), the Company shall file with the Maryland State Department of Assessments and Taxation, Articles Supplementary in the form attached hereto as Exhibit A (except for any changes proposed by the Company as are approved by the Investor in its sole and absolute discretion) (the “Articles Supplementary”).
Section 1.2. Payment of Purchase Price and Delivery of Shares.
     At the closing of the purchase and sale of the Shares contemplated by this Agreement (the “Closing”), in addition to the other deliveries required by this Agreement, (i) the Investor shall pay to the Company a cash purchase price, payable by wire transfer or delivery of other immediately available funds, equal to $25.00 per Share (the “Purchase Price”) and (ii) the Company shall deliver to the Investor certificates representing the Shares, registered in such name(s) as the Investor shall have specified no less than two business days prior to the Closing.
Section 1.3. Commitment Fee.
     At the Closing, the Company shall pay to the Investor a fee of 3.15% of the purchase price (the “Commitment Fee”). The Investor shall refund to the Company a portion of the Commitment Fee equal to (a) 2.15% of the Purchase Price, if the Company redeems the Shares in full on or prior to the date that is six months after the Closing Date, (b) 1.65% of the Purchase Price if the Company redeems the Shares in full following the date that is six months after the Closing Date but on or before the date that is one year after the Closing Date and (c) 1.15% of the Purchase Price if the Company redeems the Shares in full following the date that is one year after the Closing Date but on or before the date that is 18 months after the Closing Date, any such refund to be effected by the Company setting off the refund from its payment to the Investor of the redemption price.
Section 1.4. Closing.
     The Closing shall take place at the offices of Alston & Bird LLP, 1201 West Peachtree Street, Atlanta, GA 30309, on such date and at such time as shall be designated by the Investor (the “Closing Date”).
Section 1.5. Transfers of Shares.
     The Investor may transfer any or all of the Shares without any approval from the Company either through (a) unregistered sales pursuant to which the Investor causes the Company to be delivered an opinion of counsel that such sale is made pursuant to an exemption from registration under the Securities Act, (b) through unregistered sales made in reliance on Rule 144A under the Securities Act or (c) through sales pursuant to a registration statement effective under the Securities Act.
ARTICLE II. Representations And Warranties
     Section 2.1 Representations and Warranties of the Investor. The Investor represents and warrants to and agrees with the Company as of the date hereof and as of the Closing as follows:

     (a) Authorization of Transaction. The Investor has full power to execute and deliver this Agreement and to perform its obligations hereunder. This Agreement constitutes the valid and legally binding obligation of the Investor, enforceable in accordance with its terms and conditions, subject to the Enforceability Limitations (as defined below). The Investor need not give any notice to, make any filing with, or obtain any authorization, consent, or approval of any government or governmental agency in order to consummate the transactions contemplated by this Agreement, except for such as have been obtained and except for such as would not materially impede the transactions contemplated by this Agreement.
     (b) Investment Experience. The Investor has substantial experience as a purchaser of securities of companies similar to the Company and acknowledges that it is able to fend for itself, can bear the economic risk of its investment and could afford a complete loss of such investment, and has such knowledge and experience in financial or business matters that it is capable of evaluating the merits and risks of the investment in the Shares. The Investor acknowledges that (1) the Shares have not been registered under the Securities Act and cannot be sold unless they are subsequently registered under the Securities Act and applicable state securities laws, or unless exemptions from such registrations are available, and (2) the Shares are subject to the restrictions on transfer set forth in Section 1.5 above and in the Charter. The Investor is acquiring the Shares for investment purposes only, for its own account, and not as nominee or agent for any other person or entity, and not with a view to, or for resale in connection with, any distribution thereof within the meaning of the Securities Act in violation of applicable securities laws. The Investor further acknowledges that representatives of the Company have advised it that no state or federal agency or instrumentality has made any finding or determination as to the investment in the Shares, nor has any state or federal agency or instrumentality made any recommendation with respect to any purchase or investment in the Shares.
     (c) Investor as Accredited Investor. The Investor represents and warrants to the Company that it is an “accredited investor” within the meaning of Rule 501(a) under the Securities Act (an “Accredited Investor”).
     (d) Restricted Securities. The Investor understands that the Shares are characterized as “restricted securities” under the federal securities laws inasmuch as they are being acquired from the Company in a transaction not involving a public offering and that under such laws and applicable regulations such securities may be resold without registration under the Securities Act only in certain limited circumstances.
     (e) Legends. It is understood that the certificates representing the Shares shall initially bear substantially the following legend (in addition to any legend otherwise required under applicable federal or state securities laws or by the Charter):
THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR THE SECURITIES LAWS OF ANY STATE, AND MAY NOT BE SOLD, TRANSFERRED, ASSIGNED, PLEDGED OR

HYPOTHECATED UNLESS AND UNTIL REGISTERED IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT FROM OR NOT SUBJECT TO SUCH REGISTRATION REQUIREMENTS.
     (f) No Conflicts. The execution, delivery and performance of this Agreement by the Investor and the consummation by the Investor of the transactions contemplated hereby do not (i) result in a violation of the Investor’s constituent documents or (ii) conflict with, or constitute a default under (or an event which with notice or lapse of time or both would become a default), or give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, indenture or instrument to which the Investor is a party, or result in a violation of any law, rule, regulation, order, judgment or decree applicable to the Investor or by which any property or asset of the Investor is bound or affected (except for such conflicts, defaults, terminations, amendments, accelerations, cancellations and violations as would not materially impair the Investor’s ability to perform its obligations under this Agreement).
     (g) Ownership Limitations. The Investor has received a copy of the Company’s Charter and understands the restrictions on transfer and ownership of the Company’s capital stock included therein related to the qualification by the Company as a real estate investment trust for federal income tax purposes pursuant to Sections 856 through 860 of the Code.
     (h) No Further Consents Required. No consent, approval, authorization or order of, or filing with, any court or governmental agency or body is required in connection with the Investor’s execution, delivery and performance of this Agreement, the Investor’s consummation of the transactions contemplated herein or the Investor’s purchase and ownership of the Series C Preferred Stock, other than (i) such as have been obtained, or will have been obtained at the Closing and (ii) such approvals, authorizations, consents or orders or filings, the absence of which could not reasonably be expected to have a material adverse effect, individually or in the aggregate, on the assets, business, operations, earnings, properties or condition (financial or otherwise) of the Investor.
Section 2.2. Representations and Warranties of the Company.
     The Company represents and warrants to and agrees with the Investor as of the date hereof and as of the Closing as follows:
     (a) Registration. Assuming the continuing accuracy of the Investor’s representations set forth in Section 2.1 hereof and compliance by the Investor with the transfer restrictions set forth in the legends on the certificates evidencing the Shares, it is not necessary in connection with the offer, sale and delivery of the Shares to the Investor and to each Subsequent Purchaser who purchases the Shares pursuant to an exemption from registration under the Securities Act to register the Shares under the Securities Act or to comply with any prospectus delivery requirement under the Securities Act.

     (b) No Integration of Offerings or General Solicitation. The Company has not, directly or indirectly, solicited any offer to buy or offered to sell, and will not, directly or indirectly, solicit any offer to buy or offer to sell, in the United States or to any United States citizen or resident, any security which is or would be integrated with the sale of the Shares in a manner that would require the Shares to be registered under the Securities Act. None of the Company, its affiliates (as such term is defined in Rule 501(b) under the Securities Act (each, an “Affiliate”)), or any person acting on its or any of their behalf (other than the Investor, as to whom the Company makes no representation or warranty) has engaged or will engage, in connection with the offering of the Shares, in any form of general solicitation or general advertising within the meaning of Rule 502(c) under the Securities Act with respect to the Shares.
     (c) Eligibility for Resale. The Shares are eligible for resale pursuant to Rule 144A under the Securities Act and shall not be of the same class as securities listed on a national securities exchange registered under Section 6 of the Securities Exchange Act of 1934, as amended (the “Exchange Act,” which term, as used in this Agreement, includes the rules and regulations of the Commission promulgated thereunder) or quoted in a United States automated interdealer quotation system or securities of an open-end investment company, unit investment trust or face-amount certificate company that is or is required to be registered under Section 8 of the Investment Company Act of 1940 (the “Investment Company Act,” which term, as used in this Agreement, includes the rules and regulations of the Commission promulgated thereunder).
     (d) SEC Filings. The Annual Report of the Company on Form 10-K for the year ended December 31, 2006 filed by the Company with the Commission (including the portions of the Company’s proxy statement incorporated by reference therein) as supplemented by each Quarterly Report of the Company on Form 10-Q and each Current Report of the Company on Form 8-K filed by the Company with the Commission since January 1, 2007 (collectively, the “SEC Filings”) at the time they were filed with the Commission complied in all material respects with the requirements of the Exchange Act in effect at the time of the filing and did not then, and do not now, include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.
     (e) Agreements. The execution, delivery and performance of this Agreement and the Investor Rights Agreement (the “Agreements”) have been duly authorized by the Company and the Agreements have been duly executed and delivered by, and are valid and binding agreements of, the Company, enforceable in accordance with their terms, subject, as to enforcement, to (i) applicable bankruptcy, insolvency, reorganization, moratorium and similar laws affecting creditors’ rights and remedies generally, (ii) general principles of equity (regardless of whether enforcement is sought in a proceeding in equity or law), and (iii) the discretion of the court before which any proceeding therefore may be brought (collectively, the “Enforceability Limitations”).
     (f) Authorization of the Shares. The Shares to be purchased by the Investor from the Company have been duly authorized for issuance and sale pursuant to this

Agreement and, when issued and delivered by the Company and paid for by the Investor pursuant to this Agreement, shall be validly issued, fully paid and nonassessable. Issuance of the Shares does not require the consent of (i) any holders of any of the Company’s outstanding shares of capital stock, (ii) any lenders to, or noteholders of, the Company or any of its subsidiaries in which the Company, directly or indirectly, owns or controls 50% or more of the outstanding equity (each a “Subsidiary” and collectively the “Subsidiaries”) or (iii) any other person. None of the outstanding shares of the Company’s capital stock are subject to any preemptive or similar rights.
     (g) Organization, Power and Authority of Company. The Company has been duly organized and is validly existing as a corporation in good standing under the laws of the State of Maryland with the power and authority to conduct all the activities conducted by it, to own or lease all the assets owned or leased by it and otherwise to conduct its business as described in the SEC Filings. The Company is duly licensed or qualified to do business and in good standing in each jurisdiction in which the nature of the activities conducted by it or the character of the assets owned or leased by it makes such licensing or qualification necessary except where the failure to be so qualified, considering all such failures in the aggregate, will not have a Material Adverse Effect, as defined below. “Material Adverse Effect” shall mean an event, change, or occurrence, which, individually or together with any other event, change or occurrence, has or is reasonably likely to have a material adverse impact on the business, properties, financial condition or results of operations of the Company and its Subsidiaries, taken as a whole. Complete and correct copies of the Charter of the Company, as amended through the date hereof, and the bylaws of the Company, as amended through the date hereof (the “Bylaws”), are included or incorporated by reference in the SEC Filings made prior to the date hereof.
     (h) Organization, Power and Authority and Capitalization of Subsidiaries. Each of the Company’s Subsidiaries has been duly incorporated or organized and is validly existing as a corporation, limited partnership or limited liability company, as applicable, in good standing under the laws of its respective jurisdiction of incorporation or organization, except where the failure to be so duly organized or formed, validly existing or in good standing would not have a Material Adverse Effect. Each of the Company’s Subsidiaries has full power and authority to conduct all the activities conducted by it, to own or lease all the assets owned or leased by it and otherwise to conduct its business as currently conducted. Each of the Company’s Subsidiaries is duly licensed or qualified to do business in good standing as a corporation, limited partnership or limited liability company, as the case may be, in all jurisdictions in which the nature of the activities conducted by it or the character of the assets owned or leased by it makes such licensing or qualification necessary, except where the failure to be so qualified would not have a Material Adverse Effect. Except as otherwise described in the SEC Filings, all of the issued and outstanding capital stock of each of the Company’s Subsidiaries that is a corporation has been duly authorized and is validly issued, fully paid and non-assessable and owned by the Company or another wholly owned Subsidiary of the Company, and there are no outstanding options, rights (preemptive or otherwise) or warrants to purchase or subscribe for equity interests or other securities of any Subsidiary, except as set forth in the organizational documents of such Subsidiary. None of the equity interests of any Subsidiary were issued in violation of the preemptive or other similar rights of any securityholder of such Subsidiary.
     (i) Capital Stock Matters. The outstanding securities of the Company, including the outstanding shares of common stock, $.01 par value (the “Common Stock”), and the outstanding shares of each class or series of preferred stock (the “Preferred Stock”) have been duly authorized and are validly issued, fully paid and nonassessable by the Company and conform to the description thereof in the SEC Filings. None of the outstanding shares of the Company’s capital stock have been issued in violation of any preemptive rights of any current or past holder of the Company’s capital stock. Except as set forth in this Agreement or in the SEC Filings, the Company does not have outstanding any option to purchase, or any rights or warrants to subscribe for, or any securities or obligations convertible into, or any contracts or commitments to issue or sell, any of its securities or any such warrants, convertible securities or obligations, except for shares Common Stock issuable pursuant to awards granted or to be granted under the Company’s stock option and stock incentive plans.
     (j) Financial Statements. The financial statements and schedules included or incorporated by reference in the SEC Filings fairly present the financial condition, results of operations, changes in stockholders’ equity and cash flows for the periods therein specified and are in conformity with generally accepted accounting principles (“GAAP”) consistently applied throughout the periods involved (except as otherwise stated therein and except, in the case of interim periods, for the notes thereto and normal year-end adjustment). The pro forma financial statements of the Company included in the SEC Filings, if any, comply in all material respects with the applicable requirements of Rule 11-02 of Regulation S-X of the Commission and the pro forma adjustments have been properly applied to the historical amounts in the compilation of such statements. No other financial statements (or schedules) of the Company or any predecessor of the Company are required by the Securities Act to be included in the SEC Filings.
     (k) Sarbanes-Oxley Compliance. The Company has complied in all material respects and is materially in compliance with the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated thereunder. As of their respective filing or submission dates, all certifications and statements required by (i) the SEC’s Order dated June 27, 2002 pursuant to Section 21(a)(1) of the Exchange Act (File No. 4-460), (ii) Rule 13a-14 or 15d-14 under the Exchange Act or (iii) 18 U.S.C. §1350 (Section 906 of the Sarbanes-Oxley Act of 2002) with respect to any SEC Filing has been filed or submitted (as applicable) and complied in all material respects with the requirements of the Exchange Act or other applicable law.
     (l) Internal Control Over Financial Reporting and Disclosure Controls. The Company maintains a system of internal accounting controls sufficient to provide reasonable assurances that: (i) transactions are executed in accordance with management’s general or specific authorization; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain accountability for assets; (iii) access to assets and financial and corporate books and records is permitted only in accordance with management’s general or specific authorization; and (iv) assets are recorded at historical cost, and the recorded value of assets is reviewed for impairments as events or circumstances indicate and adjustments to the recorded values are made as deemed necessary. The Company has established and maintains internal control over financial reporting (as such term is defined in Rule 13a-15 and 15d-15 under the Exchange Act); such internal control over financial reporting is designed to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles, including providing reasonable assurance regarding prevention or timely detection of unauthorized acquisition, use or disposition of the Company’s assets that could have a material effect on the financial statements. The Company’s independent registered public accounting firm and the audit committee of the Board of Directors have been advised of: (i) any significant deficiencies and material weaknesses in the design or operation of internal controls which could adversely affect the Company’s ability to record, process, summarize, and report financial data; and (ii) any fraud, whether or not material, that involves management or other employees who have a role in the Company’s internal controls. Since the date of the most recent evaluation of such disclosure controls and procedures, there have been (I) no material weakness in the Company’s internal control over financial reporting (whether or not remediated) and (II) no significant changes in internal controls or in other factors that could significantly and negatively affect internal controls. The Company has established and maintains “disclosure controls and procedures” (as such term is defined in Rule 13a-15 and 15d-15 promulgated under the Exchange Act); such disclosure controls and procedures are designed to ensure that material information relating to the Company and its Subsidiaries, is made known to the Company’s Chief Executive Officer and Chief Financial Officer by others within those entities, and such disclosure controls and procedures are effective to perform the functions for which they were established.
     (m) No Conflicts. The execution, delivery and the performance of this Agreement and the Investor Rights Agreement, and the consummation of the transactions contemplated herein and therein do not and will not, and the subsequent redemption or repurchase of the Shares will not, constitute a breach or violation of, or a default under, or conflict with, or give any other party a right to terminate any of its obligations under, or result in the acceleration of any obligation under, or result in the creation or imposition of any lien, charge or encumbrance upon the lodging properties (the “Properties”) or any of the other assets of the Company or any of its Subsidiaries pursuant to the terms or provisions of, the Charter or Bylaws of the Company, the articles or certificate of incorporation or bylaws or partnership agreement or operating agreement of any of the Company’s Subsidiaries or any material contract, lease or other instrument to which the Company or any of its Subsidiaries is a party or by which any of their property may be bound or any judgment, ruling, decree, order, law, statute, rule or regulation of any court or other governmental agency or body applicable to the business or properties of the Company or any of its Subsidiaries.
     (n) No Material Adverse Effect. Subsequent to the respective dates as of which information is given in the SEC Filings, (i) the Company and its Subsidiaries, taken as a whole, have not incurred any liabilities or obligations, direct or contingent, or entered into any transactions (other than, in each case, in the ordinary course of business consistent with past practice), that are material to the Company and its Subsidiaries taken as a whole, (ii) except for the Shares, the Company has not authorized any new classes of capital stock or issued any shares of preferred stock or incurred any additional short-term debt or long-term debt, except in the ordinary course of business, and (iii) there has not been any Material Adverse Effect.
     (o) Company Not an Investment Company. The Company is not, and after giving effect to the transactions contemplated by this Agreement will not be, an “investment company” or an entity “controlled” by an “investment company” as such terms are defined in the Investment Company Act.
     (p) No Material Actions or Proceedings. Except as set forth in the SEC Filings, there is not pending or, to the knowledge of the Company, threatened any action, suit or proceeding against or affecting the Company or any of its Subsidiaries or any of their respective directors, partners or officers in their capacity as such, or any of the Properties before or by any Federal or state court, commission, regulatory body, administrative agency or other governmental body, domestic or foreign, wherein an unfavorable ruling, decision or finding would have a Material Adverse Effect.
     (q) Filing and Enforceability of Contracts. There are no contracts or documents of a character required to be described in, or filed with, the SEC Filings that have not been so described or filed (the “Contracts”). All Contracts executed and delivered on or before the date hereof to which the Company or any Subsidiary of the Company is a party have been duly authorized, executed and delivered by the Company or such Subsidiary and, assuming due authorization, execution and delivery thereof by the other parties thereto, constitute valid and binding agreements of the other parties thereto, enforceable against such parties in accordance with the terms thereof, subject to the Enforceability Limitations.
     (r) Compliance With Law; No Default. Each of the Company and its Subsidiaries has complied in all material respects with all laws, regulations and orders applicable to it or their respective businesses and properties; neither the Company nor any of its Subsidiaries is in default in any material respect under any Contract, and no other party under any such Contract to which the Company or any of its Subsidiaries is a party is, to the knowledge of the executive officers of the Company, in default in any material respect thereunder; the Company is not in violation of its Charter or Bylaws; except as disclosed in the SEC Filings, the Company and its Subsidiaries have all governmental licenses, permits, consents, orders, approvals and other authorizations required to carry on their business as contemplated in the SEC Filings, and none of them has received any notice of proceedings relating to the revocation or material adverse modification of any such governmental license, permit, consent, order, approval or other authorization.
     (s) No Further Consents Required. No consent, approval, authorization or order of, or filing with, any court or governmental agency or body is required for the consummation of the transactions contemplated by this Agreement in connection with the issuance or sale of the Shares by the Company, except the filing of the Articles

Supplementary with the Department of Assessments and Taxation of the State of Maryland; and the Company has full power and authority to authorize, issue and sell the Shares as contemplated by this Agreement and the Articles Supplementary, free of any preemptive or similar rights.
     (t) Title to Properties. The Company, or its Subsidiaries, as applicable, has good and marketable title to the Properties, and the Properties are not subject to any liens or encumbrances except for (a) mortgage indebtedness as disclosed in the SEC Filings; (b) non-delinquent property taxes, utility easements and other immaterial non-monetary liens or encumbrances of record or (c) except as would not have a Material Adverse Effect. Except as is disclosed in the SEC Filings or except as would not have a Material Adverse Effect, (i) each of the Company and each of its Subsidiaries has valid and subsisting leases with its tenants, which are enforceable as to payment (which enforceability is subject to the Enforceability Limitations) for the properties described in the SEC Filings as leased by it, (ii) no tenant under any of the leases pursuant to which the Company or any Subsidiary leases its properties has an option or right of first refusal to purchase the premises demised under such lease, (iii) the use and occupancy of each of the properties of the Company and its Subsidiaries complies in all material respects with all applicable codes and zoning laws and regulations, (iv) the Company has no knowledge of any pending or threatened condemnation or zoning change that will in any material respect affect the size of, use of, improvements of, construction on, or access to any of the properties of the Company or its Subsidiaries, and (v) the Company has no knowledge of any pending or threatened proceeding or action that will in any manner affect the size of, use of, improvements on, construction on, or access to any of the properties of the Company or its Subsidiaries.
     (u) Mortgages; Property Matters. Except as disclosed in the SEC Filings, the mortgages and deeds of trust encumbering the properties are not convertible into equity nor will the Company or any of its Subsidiaries hold a participating interest therein and such mortgages and deeds of trust are not cross-defaulted or cross-collateralized to any property not owned or controlled directly or indirectly by the Company or any of its Subsidiaries, or any other entity that the Company owns or controls.
     (v) Employee Benefits; ERISA. With respect to each employee benefit plan (as such term is defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”)) maintained by the Company or an “ERISA Affiliate” (as defined below), (a) such plan has been administered and operated in all material respects in compliance with its terms and the applicable requirements of ERISA and the Code and (b) no “prohibited transaction” (as defined in Section 406 of ERISA or Section 4975 of the Code) which is not covered by an applicable exemption or which would result in a Material Adverse Effect has occurred. As used herein, the term “ERISA Affiliate” refers to any organization that is (i) a member of a “controlled group” of which the Company is a member or (ii) under “common control” with the Company within the meaning of Section 414(b) or (c) of the Code.
     (w) Related Party Transactions. Except as set forth in the SEC Filings, to the knowledge of the Company, neither the Company nor any of its Subsidiaries has entered into any transactions with any of the Company’s officers, directors or 5% or greater shareholders which would be required to be disclosed in the SEC Filings pursuant to Item 404 of Regulation S-K, other than transactions which are substantially similar in nature to the transactions disclosed in the SEC Filings or the Company’s definitive proxy statement for its 2007 annual meeting of stockholders.
     (x) No Unlawful Contributions. To the Company’s knowledge, neither the Company nor any of its Subsidiaries nor any employee or agent of the Company or of any Subsidiary has made any payment of funds of the Company or any Subsidiary or received or retained any funds in violation of the Foreign Corrupt Practices Act, any federal or state campaign finance law or regulation, any other anti-bribery law or any U.S. anti-money laundering law.
     (y) Compliance With Environmental Laws. The Company and each of its Subsidiaries (i) is in compliance in all material respects with any and all applicable foreign, Federal, state and local laws and regulations relating to the protection of human health and safety, or Hazardous Materials (as defined below) (the “Environmental Laws”); (ii) has received all permits, licenses or other approvals required of them under applicable Environmental Laws to conduct their respective businesses; and (iii) is in compliance in all material respects with all terms and conditions of any such permit, license or approval. In this Agreement, the term “Hazardous Material” shall include, without limitation, any flammable materials or explosives, petroleum or petroleum-based products, radioactive materials, hazardous materials, hazardous wastes, hazardous or toxic substances, or related materials, asbestos or any material regulated by any Federal, state or local environmental law, ordinance, rule, or regulation including, without limitation, Environmental Laws, the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended (42 U.S.C. Section 9601, et seq.), the Hazardous Materials Transportation Act, as amended (49 U.S.C. Section 1801, et seq.), the Resource Conservation and Recovery Act, as amended (42 U.S.C. Section 9601, et seq.), and in the regulations adopted and promulgated pursuant to each of the foregoing.
     (z) Property and Casualty Insurance. The Company and its Subsidiaries maintain property and casualty insurance, including earthquake insurance, in favor of the Company and its Subsidiaries with respect to each of the properties, in an amount and on such terms as is reasonable for businesses of the type proposed to be conducted by the Company and its Subsidiaries. Neither the Company nor any Subsidiary has received from any insurance company notice of any material defects or deficiencies affecting the insurability of any of the properties.
     (aa) REIT Status. Commencing with the taxable year ending December 31, 2003, the Company has been, and upon the sale of the Shares the Company will continue to be, organized and operated in conformity with the requirements for qualification and taxation as a real estate investment trust (a “REIT”) under the Internal Revenue Code 1986, as amended (the “Code”), and its proposed method of operation will enable it to continue to meet the requirements for taxation as a REIT under the Code.

     (bb) No Brokers. There are no contracts, agreements or understandings between the Company or any of its Subsidiaries and any person that would give rise to a valid claim against the Company or the Investor for a brokerage commission, finder’s fee or other like payment in connection with the offering, issuance and sale of the Shares, other than the fee payable to the Investor pursuant to this Agreement.
     (cc) Independence of Accountants. The Company’s Audit Committee has received a letter, dated [ ], 2007 from Ernst & Young LLP, as required annually by Independence Standards Board Standard No. 1, “Independence Discussion with Audit Committees” and to the Company’s knowledge, Ernst & Young is an independent registered public accounting firm, registered with the Public Company Accounting Oversight Board.
     (dd) Changes in Corporate Structure. The Board of Directors of the Company has not authorized the officers of the Company to conduct discussions in connection with any transaction that would constitute or result in a Change in Control or Liquidation (in each case as defined in the Articles Supplementary).
     (ee) Additional Financial Information. In connection with the Investor’s due diligence review of the Company, any projections provided by the Company to the Investor with respect to the Company’s future performance have been prepared by the Company in good faith based upon reasonable assumptions.
     (ff) Organization of Merger Subsidiary. Ashford Sapphire Acquisition LLC (“Sapphire”) is a limited liability company duly organized, validly existing and in good standing under the laws of the State of Delaware and has the requisite power and authority to carry on its business as now being conducted. Sapphire is a wholly owned subsidiary of the Company.
     (gg) Authority to Enter Into Merger Agreement. Sapphire had the requisite power and authority to execute and deliver the merger agreement dated January 18, 2007 (the “Merger Agreement”), by and among MS Resort Holdings LLC, MS Resort Acquisition LLC, MS Resort Purchaser LLC, Sapphire and CNL Hotels & Resorts, Inc. (“CNL”) and to consummate the Sapphire Asset Sale (as defined in the Merger Agreement). The execution, delivery and performance of the Merger Agreement by Sapphire and the consummation by Sapphire of the Sapphire Asset Sale have been duly authorized by all necessary action on the part of the board of managers of Sapphire. The Merger Agreement has been duly executed and delivered by Sapphire and constitutes the legal, valid and binding obligation of Sapphire enforceable against Sapphire in accordance with its terms.
     (hh) Merger Agreement Consents and Approvals; No Violations. Except as provided in Section 6.3 of the Merger Agreement, neither the execution, delivery or performance of the Merger Agreement by Sapphire nor the consummation by Sapphire of the Sapphire Asset Sale will (i) conflict with or result in any breach of any provision of the certificate of formation and other organizational documents of Sapphire, (ii) require any filing with, or permit, authorization, consent or approval of, any Governmental Entity (as defined in the Merger Agreement) (except where the failure to obtain such permits, authorizations, consents or approvals or to make such filings has not had and would not reasonably be expected to have a Material Adverse Effect on Sapphire), (iii) conflict with or result in a breach of, or constitute (with or without due notice or lapse of time or both) a default (or give rise to any right of termination, amendment, cancellation or acceleration) under, or result in a loss of benefit under, any of the terms, conditions or provisions of any contract to which Sapphire or any of its Subsidiaries is a party or by which any of them or any of their properties or assets may be bound, (iv) violate any law, order, writ, injunction, judgment, decree, statute, rule or regulation applicable to Sapphire, any of its Subsidiaries or any of their properties or assets or (v) require Sapphire or any of its Subsidiaries to make any payment to any third person, except in the case of clauses (iii), (iv) or (v) for breaches, defaults, terminations, amendments, cancellations, accelerations, losses of benefits, violations or payments that have not had and would not reasonably be expected to have a Material Adverse Effect on Sapphire.
Any certificate signed by an officer of the Company or on behalf of the Company and delivered to the Investor or to counsel for the Investor in connection with this Agreement or the Investor Rights Agreement shall be deemed to be a representation and warranty by the Company to the Investor as to the matters set forth therein.
ARTICLE III. Additional Covenants Of The Company
     The Company further covenants and agrees with the Investor as follows:
Section 3.1. Future Reports to the Investor.
     For so long as the Shares are outstanding, the Company shall furnish to the Investor and to Alston & Bird LLP, at the addresses set forth below unless filed through the EDGAR system of the Commission or made available on the Company website, (i) concurrently with the mailing thereof, copies of any Annual Report sent to shareholders of the Company, (ii) as soon as practicable after the filing thereof, copies of each proxy statement, Annual Report on Form 10-K, Quarterly Report on Form 10-Q, Current Report on Form 8-K or other report filed by the Company with the Commission, or the New York Stock Exchange, or any other securities exchange or any automated interdealer quotation system, and (iii) as soon as available, copies of any report or communication of the Company mailed generally to holders of its capital stock or debt securities.
Section 3.2. No Integration.
     The Company agrees that it shall not make any offer or sale of securities if, as a result of the doctrine of “integration” referred to in Rule 502 under the Securities Act, such offer or sale would render unavailable for the purpose of (i) the sale of the Shares by the Company to the Investor or (ii) any resale of the Shares by the Investor to Subsequent Purchasers in reliance upon the exemption from the registration requirements of the

Securities Act provided by Section 4(2) thereof, including the provisions of Regulation D under the Securities Act, or by Rule 144A thereunder or otherwise.
Section 3.3. Access.
     In connection with its confirmation of the matters set forth in Section 4.1 of this Agreement prior to the Closing, the Company agrees that the Investor and counsel for the Investor shall have the right to make reasonable inquiries into the business of the Company, and the Company also agrees to provide answers to such inquiries (to the extent that such information is available or can be acquired and made available without extraordinary effort or expense and to the extent the provision thereof is not prohibited by applicable law).
Section 3.4. Investment Company Act.
     The Company agrees to take such steps as shall be necessary to ensure that the Company shall not become an “investment company” or an entity “controlled” by an “investment company” within the meaning of such terms under the Investment Company Act.
Section 3.5. Payment of Company Expenses.
     The Company agrees to pay all costs, fees and expenses incurred by it in connection with the performance of its obligations under this Agreement and in connection with the transactions contemplated by this Agreement, including, without limitation, (i) all expenses incident to the issuance and delivery of the Shares (including all printing and engraving costs); (ii) all fees and expenses of the registrar and transfer agent of the Shares; (iii) all necessary issue, transfer and other stamp taxes in connection with the issuance and sale of the Shares to the Investor; and (iv) all fees and expenses of the Company’s counsel, independent public or certified public accountants and other advisors.
Section 3.6. Payment of Investor’s Expenses.
     (a) The Company agrees to pay or reimburse Investor on demand for, all reasonable and verifiable third party, out-of pocket costs and expenses (including, without limitation, fees and disbursements of counsel, due diligence, transportation, computer, duplication, messenger, appraisal, audit, insurance and consultant costs and expenses), whether incurred before or after the date hereof, upon consummation of the transactions contemplated hereby; provided, the Company shall not be required to reimburse the fees and expenses of counsel to the Investor in excess of $200,000.
     (b) The Company also agrees to pay all reasonable third party costs and expenses of the Investor (including, without limitation, fees and disbursements of counsel) incurred in connection with the enforcement of any of its rights and remedies hereunder;
Section 3.7. No Limits on Redemption or Repurchase of Shares.

     The Company will not (i) amend the Charter or Bylaws of the Company in a manner that would prohibit or restrict in any material manner the ability of the Company to redeem or repurchase the Shares; (ii) amend any contract, lease or other instrument in a manner that would prohibit or impose restrictions on the ability of the Company to repurchase or redeem the Shares which further restrict such actions than did the contract, lease or instrument as in effect prior to such amendment or (iii) enter into any contract, lease or other instrument that would prohibit or restrict the ability of the Company to redeem or repurchase the Shares in a manner that is more restrictive than any restrictions contained in the Company’s then current contracts.
Section 3.8. Maintenance of REIT Status.
     For so long as the Shares are outstanding, the Company will continue to operate in a manner so as to qualify as a REIT under Sections 856 and 860 of the Code.
     The Investor may, in its sole discretion, but shall not be required to, waive in writing the performance by the Company of any one or more of the foregoing covenants or extend the time for their performance.
Section 3.9 Notice of Default.
     The Company shall promptly notify the Investor of any failure by CNL to satisfy any condition precedent to the Company’s performance obligations under the Merger Agreement.
ARTICLE IV. Conditions To Closing
Section 4.1. Conditions to the Obligations of the Investor.
     The obligations of the Investor to purchase and pay for the Shares as provided in this Agreement on the Closing Date shall be subject to the accuracy of the representations and warranties on the part of the Company in all material respects as of the date of this Agreement and as of the Closing Date, as though then made, and to the timely performance by the Company of its covenants and other obligations under this Agreement to be performed at or prior to such date, and to each of the following additional conditions:
     (a) Merger Agreement Satisfactory. The Merger Agreement shall not have been altered, amended, waived or otherwise changed or supplemented in a manner that could reasonably be expected to be materially adverse to the Investor.
     (b) Acquisition Consummated. The Sapphire Asset Sale shall have been consummated, or shall be consummated contemporaneously with the purchase of the Shares, in accordance with the terms of the Merger Agreement (as altered, amended, waived or otherwise changed or supplemented in compliance with Section 4.1(a)).

     (c) Payment of Expenses. The Company shall have paid or reimbursed the Investor for its expenses incurred in connection with the transactions contemplated hereby as provided in Section 3.6.
     (d) No Insolvency. No petition of bankruptcy, insolvency or reorganization shall have been filed by or against the Company or Ashford Hospitality Limited Partnership.
     (e) No Material Adverse Effect. No “Material Adverse Effect” (as defined in the Merger Agreement) shall have occurred which would entitle the Company to terminate the Merger Agreement.
     (e) Articles Supplementary. The Articles Supplementary shall have been duly filed and become effective with the Maryland State Department of Assessments and Taxation.
     (f) Investor Rights Agreement. At the Closing, the Company and the Investor shall execute and deliver to each other the Investor Rights Agreement in the form attached hereto as Exhibit B (except for any changes proposed by the Company as are approved by the Investor in its sole and absolute discretion) (the “Investor Rights Agreement”).
     (g) Company Certificate. On the Closing Date the Investor shall have received from the Company a certificate, dated the date of its delivery, signed by two officers of the Company holding the offices of (i) Chief Financial Officer and (ii) General Counsel, or superior offices, in form and substance satisfactory to the Investor, to the effect that:
     (1) Each of the representations and warranties of the Company contained in this Agreement was, when originally made, and is, at the time such certificate is delivered, true and correct in all material respects; and
     (2) Each of the covenants required to be performed by the Company herein on or prior to the delivery of such certificate has been duly, timely and fully performed in all material respects, and each condition herein required to be complied with by the Company on or prior to the date of such certificate has been duly, timely and fully complied with, in all material respects.
     (h) Opinions of Counsel. On the Closing Date, the Investor shall have received (i) the opinions of Andrews Kurth LLP, special counsel for the Company, dated the date of its delivery, in substantially the form set forth in Exhibit C-1 hereof; (ii) the opinions of Hogan & Hartson LLP, dated the date of its delivery, in substantially the form set forth in Exhibit C-2 hereof; and (iii) the opinions of the Chief Legal Officer of the Company, dated the date of its delivery, in substantially the form set forth in Exhibit C-3 hereof.
     (i) Other Documents. At the Closing, counsel to the Investor shall have been furnished with such other documents as such counsel may reasonably require in order to evidence the accuracy and completeness of any of the representations and warranties, or the fulfillment of any of the conditions, contained in this Agreement; and all proceedings taken by the Company in connection with the issuance and sale of the Shares as contemplated in this Agreement shall be satisfactory in form and substance to the Investor and to counsel to the Investor.
     All such opinions, certificates, letters and other documents will be in compliance with the provisions hereof only if they are reasonably satisfactory in form and substance to the Investor and its counsel.
     If any condition specified in this Section 4.1 shall not have been fulfilled when and as required to be fulfilled, this Agreement may be terminated by the Investor by notice to the Company at any time and any such termination shall be without liability of any party to any other party, except that the indemnity and contribution agreements set forth in Section 8.8 and Article VII, the provisions concerning payment of expenses and fees under Section 3.5, Section 3.6 and Article V, the provisions relating to governing law in Section 9.3 and the provisions relating to waiver of rights to jury trials in Section 9.6 shall remain in effect.
Section 4.2. Conditions to the Obligations of the Company.
     The obligations of the Company to sell the Shares as provided in this Agreement on the Closing Date shall be subject to the accuracy of the representations and warranties on the part of the Investor in all material respects as of the date of this Agreement and as of the Closing Date, as though then made, and to the timely performance by the Investor of its covenants and other obligations under this Agreement to be performed at or prior to such date, and to the condition that there shall not be any injunction, judgment, order, decree, ruling or charge in effect preventing consummation of any of the transactions contemplated by this Agreement.
     If any condition specified in this Section 4.2 shall not have been fulfilled when and as required to be fulfilled, this Agreement may be terminated by the Company by notice to the Investor at any time and any such termination shall be without liability of any party to any other party, except that the indemnity and contribution agreements set forth in Section 8.8 and Article VII, the provisions concerning payment of expenses and fees under Section 3.5, Section 3.6 and Article V, the provisions relating to governing law in Section 9.3 and the provisions relating to waiver of rights to jury trials in Section 9.6 shall remain in effect.
ARTICLE V. Reimbursement
     If (1) this Agreement is terminated by the Investor pursuant to Section 6.2(a) or 6.2(b), (2) this Agreement is terminated by the Company pursuant to Section 6.3(b), or (3) the sale to the Investor of the Shares is not consummated because of any refusal, inability or failure on the part of the Company to perform any agreement herein or to comply with any provision of this Agreement, the Company agrees to reimburse the Investor upon demand for all reasonable out-of-pocket expenses that shall have been incurred by the Investor in connection with the proposed purchase of the Shares to have been delivered at the Closing, including, but not limited to, fees and disbursements of advisors, travel expenses, postage, facsimile and telephone charges up to a maximum amount of $300,000.
ARTICLE VI. Termination of Agreement
Section 6.1. Mutual Termination.
     The Investor and the Company may terminate this Agreement by mutual written consent at any time prior to the Closing.
Section 6.2. Investor’s Right to Terminate.
     The Investor may terminate this Agreement by giving written notice to the Company at any time prior to the Closing in any of the following circumstances:
     (a) if the Closing shall not have occurred on or before July 1, 2007, by reason of the failure of any condition precedent under Section 4.1 hereof (unless the failure results primarily from the Investor itself breaching any representation, warranty or covenant contained in this Agreement);
     (b) if Sapphire shall have the right to terminate the Merger Agreement in accordance with the terms thereof (whether or not such right is exercised by Sapphire) unless the waiver of such right could not reasonably be expected to be materially adverse to the Investor.
     (c) if trading or quotation in any of the Company’s securities shall have been suspended or limited by the Commission, or trading in securities generally on either the Nasdaq Global Select Market or the New York Stock Exchange shall have been suspended or limited, or minimum or maximum prices shall have been generally established on any of such stock exchanges by the Commission or the National Association of Securities Dealers, Inc.;
     (d) if a general banking moratorium shall have been declared by any of federal, New York, or North Carolina authorities;
     (e) if there shall have occurred any outbreak or escalation of national or international hostilities or any crisis or calamity (including any terrorist attack in The City of New York whatsoever, or any significant terrorist activity in the mainland United States that makes it impractical for the Investor to perform in accordance with the terms of this Agreement, including, without limitation, by reason of material disruption of national communication networks or national payment settlement systems), or any change in the United States or international financial markets, or any substantial change or development involving a prospective substantial change in the United States’ or international, political, financial or economic conditions, as in the judgment of the Investor is material and adverse and makes it impracticable to enforce contracts for the sale of securities;

Section 6.3. The Company’s Right to Terminate.
     The Company may terminate this Agreement by giving written notice to the Investor at any time prior to the Closing:
     (a) if the Closing shall not have occurred on or before July 1, 2007, by reason of the failure of any condition precedent under Section 4.2 hereof (unless the failure results primarily from the Company itself breaching any representation, warranty or covenant contained in this Agreement); or
     (b) if the Merger Agreement has been terminated.
Section 6.4. Effect of Termination.
     Any termination pursuant to this Article VII shall be without liability on the part of (a) the Company to the Investor, except that the Company shall be obligated to pay the expenses referred to in Section 3.5 and Section 3.6 and to reimburse the expenses of the Investor pursuant to Article V of this Agreement, or (b) the Investor to the Company, provided, that the indemnification and contribution provisions of Section 8.8 and Article VII shall at all times be effective and shall survive such termination. The governing law provision of Section 9.3 and the waiver of right to jury trial provision of Section 9.6 shall also survive any termination of this Agreement.
ARTICLE VII. Indemnification
Section 7.1. Indemnification of the Investor.
     The Company will indemnify and hold harmless the Investor and each of its affiliates and each of their respective officers, directors, employees, agents, advisors and representatives (each, an “Indemnified Party”) from and against any and all claims, damages, losses, liabilities and reasonable expenses (including, without limitation, the reasonable fees, disbursements and other charges of counsel) that may be incurred by or asserted or awarded against any Indemnified Party, in each case arising out of or in connection with or by reason of (including, without limitation, in connection with any investigation, litigation or proceeding or preparation of a defense in connection therewith and regardless of whether any Indemnified Party is a party thereto) (a) any aspect of the transactions contemplated by this Agreement, including the Sapphire Asset Sale, or (b) the sale of the Shares, or any use made or proposed to be made with the proceeds thereof; provided that the Company shall not be liable except to the extent such claim, damage, loss, liability or expense is found in a final, non-appealable judgment by a court of competent jurisdiction, or a binding determination of an arbitrator, to have resulted from such Indemnified Party’s gross negligence or willful misconduct or willful breach of its obligations under this Agreement. This indemnity will be in addition to any liability that the Company might otherwise have.

Section 7.2. Indemnification of the Company.
     No Indemnified Party shall have any liability (whether direct or indirect, in contract, tort or otherwise) to the Company or any of its respective shareholders or creditors for or in connection with the transactions contemplated by this Agreement, except to the extent such liability is found in a final non-appealable judgment by a court of competent jurisdiction, or a binding determination of an arbitrator, to have resulted from such Indemnified Party’s gross negligence or willful misconduct or willful breach of its obligations under this Agreement. Notwithstanding any other provision of this Agreement, no Indemnified Party shall be liable for (i) any damages arising from the use by unauthorized persons of information or other materials obtained through electronic telecommunications or other information transmission systems that are intercepted by such unauthorized persons or (ii) any special, indirect, consequential or punitive damages in connection with the transactions contemplated by this Agreement.
Section 7.3. Indemnification Procedures.
     Any party that proposes to assert the right to be indemnified under this Article VIII will, promptly after receipt of notice of commencement of any action against such party in respect of which a claim is to be made against an indemnifying party or parties under this Article VIII, notify each such indemnifying party of the commencement of such action, enclosing a copy of all papers served, but the omission so to notify such indemnifying party will not relieve it from any liability that it may have to any indemnified party under the foregoing provisions of this Article VII unless, and only to the extent that, such omission results in the forfeiture of substantive rights or defenses by the indemnifying party. If any such action is brought against any indemnified party and it notifies the indemnifying party of its commencement, the indemnifying party will be entitled to participate in and, to the extent that it elects by delivering written notice to the indemnified party promptly after receiving notice of the commencement of the action from the indemnified party, jointly with any other indemnifying party similarly notified, to assume the defense of the action, with counsel satisfactory to the indemnified party, and after notice from the indemnifying party to the indemnified party of its election to assume the defense, the indemnifying party will not be liable to the indemnified party for any legal or other expenses except as provided below and except for the reasonable costs of investigation subsequently incurred by the indemnified party in connection with the defense. The indemnified party will have the right to employ its own counsel in any such action, but the fees, expenses and other charges of such counsel will be at the expense of such indemnified party unless (a) the employment of counsel by the indemnified party has been authorized in writing by the indemnifying party, (b) the indemnified party has reasonably concluded (based on advice of counsel) that there may be legal defenses available to it or other indemnified parties that are different from or in addition to those available to the indemnifying party, (c) a conflict or potential conflict exists (based on advice of counsel to the indemnified party) between the indemnified party and the indemnifying party (in which case the indemnifying party will not have the right to direct the defense of such action on behalf of the indemnified party) or (d) the indemnifying party has not in fact employed counsel to assume the defense of such action within a reasonable time after receiving notice of the commencement of the action, in each of which cases the reasonable fees, disbursements and other charges of counsel will be at the expense of the indemnifying party or parties. It is understood that the indemnifying party or parties shall not, in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the reasonable fees, disbursements and other charges of more than one separate firm admitted to practice in such jurisdiction at any time for all such indemnified party or parties. All such fees, disbursements and other charges will be reimbursed by the indemnifying party promptly as they are incurred. An indemnifying party will not be liable for any settlement of any action or claim effected without its written consent (which consent will not be unreasonably withheld). No indemnifying party shall, without the prior written consent of each indemnified party, settle or compromise or consent to the entry of any judgment in any pending or threatened claim, action or proceeding relating to the matters contemplated by this Article VIII (whether or not any indemnified party is a party thereto), unless such settlement, compromise or consent includes an unconditional release of each indemnified party from all liability arising or that may arise out of such claim, action or proceeding.
Section 7.4. Survival of Indemnification.
     The indemnity agreements contained in this Article VIII and the representations and warranties of the Company contained in this Agreement shall remain operative and in full force and effect regardless of (a) any investigation made by the Investor or on its behalf, (b) acceptance of any of the Shares and payment therefore or (c) any termination of this Agreement.
ARTICLE VIII. Appointment of Wachovia Bank, National Association, as Initial Dividend Rate Calculation Agent
     The initial Dividend Rate Calculation Agent under the Articles Supplementary for the Company is appointed as follows:
Section 8.1. Appointment of Calculation Agent.
     Upon the terms and subject to the conditions set forth in this Article VIII, effective from and after the Closing, the Company hereby appoints Wachovia Bank, National Association as its Dividend Rate Calculation Agent under the Articles Supplementary (in such capacity, the “Calculation Agent”), and Wachovia Bank, National Association hereby accepts such appointment.
Section 8.2. Duties of Calculation Agent.
     In acting under this Article IV, the Calculation Agent shall be obligated to perform only such duties as are set forth specifically herein and in the Articles Supplementary as duties of the Dividend Rate Calculation Agent. In acting under this Agreement, the Calculation Agent (in its capacity as such) assumes no obligation towards, or any relationship of agency or trust for or with, the holders of the Shares.

Section 8.3. Expenses.
     The Company shall reimburse the Calculation Agent for all reasonable expenses, disbursements and advances incurred or made by the Calculation Agent in connection with the services rendered by it as Calculation Agent under this Agreement (including reasonable legal fees and expenses) upon receiving an accounting therefore from the Calculation Agent.
Section 8.4. Rights and Liabilities of Calculation Agent.
     The Calculation Agent shall incur no liability for, or in respect of, any action taken, omitted to be taken or suffered by it in reliance upon any certificate, affidavit, instruction, notice, request, direction, order, statement or other paper, document or communication reasonably believed by it to be genuine and correct. Any order, certificate, affidavit, instruction, notice, request, direction, statement or other communication from the Company made or given by it and sent, delivered or directed to the Calculation Agent under, pursuant to or as permitted by any provision of this Agreement shall be sufficient for purposes of this Agreement if such communication is in writing and signed by any officer of the Company. The Calculation Agent may consult with counsel satisfactory to it and the opinion of such counsel shall constitute full and complete authorization and protection of the Calculation Agent with respect to any action taken, omitted to be taken or suffered by it hereunder in good faith and in accordance with and in reliance upon the opinion of such counsel.
Section 8.5. Right of Calculation Agent to Own Shares.
     The Calculation Agent may act as Calculation Agent and it and its officers, employees and affiliates may become owners of, or acquire any interest in, the Shares, with the same rights as if the Calculation Agent were not the Calculation Agent, and may engage in, or have an interest in, any financial or other transaction with the Company or any of its affiliates as if the Calculation Agent were not the Calculation Agent hereunder.
Section 8.6. Termination, Resignation or Removal of Calculation Agent.
     Wachovia Bank, National Association may at any time terminate its agreement to act as Calculation Agent by giving no less than 90 days written notice to the Company (which notice shall specify the date or event upon which such termination is to become effective) unless the Company consents in writing to a shorter time. The Company may terminate its appointment of Wachovia Bank, National Association as Calculation Agent at any time by giving written notice to Wachovia Bank, National Association and specifying the date on which the termination shall become effective; provided, however, that no termination by the Calculation Agent or by the Company shall become effective prior to the date of the appointment of a successor Calculation Agent by the Company as provided in Section 8.7 hereof and the acceptance of such appointment by such successor Calculation Agent. If an instrument of acceptance by a successor Calculation Agent shall not have been delivered to the resigning or terminated Calculation Agent within 30 days after the giving of such notice of resignation and the Company shall not have informed the Calculation Agent that it does not intend to appoint a successor Calculation Agent, the resigning Calculation Agent may petition any court of competent jurisdiction for the appointment of a successor Calculation Agent. Upon termination by either party pursuant to the provisions of this Section 8.6, the Calculation Agent with respect to which this Agreement has been terminated shall be entitled to the reimbursement of all reasonable expenses, disbursements and advances incurred or made by it after October 10, 2008 in connection with the services rendered by it hereunder, as provided by Section 8.3 hereof.
Section 8.7. Appointment of Successor Calculation Agent.
     Any successor Calculation Agent appointed by the Company or by a court following termination of this Agreement pursuant to Section 8.6 hereof shall be an institution of similar size and sophistication as Wachovia Bank, National Association, and shall execute and deliver to the Calculation Agent and to the Company an instrument accepting such appointment, and thereupon such successor Calculation Agent shall, without any further act or instrument, become vested with all the rights, immunities, duties and obligations of the Calculation Agent, with like effect as if originally named as Calculation Agent hereunder, and the Calculation Agent shall thereupon be obligated to transfer and deliver, and such successor Calculation Agent shall be entitled to receive and accept copies of any available records maintained by the Calculation Agent in connection with the performance of its obligations hereunder.
Section 8.8. Indemnification.
     The Company shall indemnify and hold harmless the Calculation Agent and its officers and employees from and against all actions claims, damages, liabilities, losses and expenses (including reasonable legal fees and expenses) relating to or arising out of actions or omissions in its capacity as Calculation Agent, except actions, claims, damages, liabilities, losses and expenses caused by the gross negligence or willful misconduct of the Calculation Agent or its officers or employees. The indemnification provided by this Section 8.8 shall survive the redemption or exchange of the Shares and the termination of this Agreement.
Section 8.9 Merger, Consolidation or Sale of Business by Calculation Agent.
     Any corporation into which the Calculation Agent may be merged, converted or consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Calculation Agent may be a party, or any corporation to which the Calculation Agent may sell or otherwise transfer all or substantially all of its corporate trust business shall, to the extent permitted by applicable law, become the Calculation Agent under this Agreement without the execution of any document or any further act by the parties hereto.
Section 8.10. Consequential Damages.
     In no event shall the Calculation Agent be liable for special, indirect or consequential loss or damage of any kind whatsoever (including but not limited to lost profits), even if the Calculation Agent has been advised of the likelihood of such loss or damage and regardless of the form of action.
ARTICLE IX. Miscellaneous
Section 9.1. Notices.
     All notices or communications hereunder shall be in writing and shall be mailed, delivered or telecopied and confirmed (including confirmation by email if so indicated):
(a)	if to the Company, to:
Ashford Hospitality Trust, Inc.
14185 Dallas Parkway, Suite 1100
Dallas, Texas 75245
Attention: David Brooks
Telecopy:  (972) 490-9605
Email:         dbrooks@ahtreit.com
with a copy to:
Andrews Kurth LLP
1717 Main Street, Suite 3700
Dallas, Texas 75201
Attention: David Barbour
Telecopy:  (214) 659-4401
Email:         dbarbour@andrewskurth.com
(b)	and if to the Investor:
Wachovia Investment Holdings, LLC
c/o Wachovia Securities, Inc.
One Wachovia Center
301 South College Street
Charlotte, North Carolina 28288
Attention: David M. Blackman
Telecopy:  (704) 383-6205
E-Mail:       david.blackman@wachovia.com
with a copy to:
Alston & Bird LLP
The Atlantic Building
950 F Street, NW
Washington, DC 20004
Attention: David E. Brown, Jr.
Telecopy:  (202) 654-4945
E-Mail:       david.brown@alston.com

Any party to this Agreement may change such address for notices by sending to the other parties to this Agreement written notice of a new address for such purpose.
Section 9.2. Parties.
     This Agreement shall inure to the benefit of and be binding upon the Investor and the Company and their respective successors. Nothing expressed or mentioned in this Agreement is intended, or shall be construed, to give any person, firm or corporation, other than the parties hereto and their respective successors, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision herein contained. This Agreement and all conditions and provisions hereof are intended to be for the sole and exclusive benefit of the parties hereto and respective successors and for the benefit of no other person, firm or corporation. No purchaser of Shares shall be deemed to be a successor by reason merely of such purchase.
Section 9.3. Governing Law.
     THIS AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF NEW YORK INCLUDING, WITHOUT LIMITATION, SECTIONS 5-1401 AND 5-1402 OF THE NEW YORK GENERAL OBLIGATIONS LAW AND NEW YORK CIVIL PRACTICE LAWS AND RULE 327(B), WITHOUT GIVING EFFECT TO ANY PROVISIONS THEREOF RELATING TO CONFLICT OF LAW.
Section 9.4. Counterparts.
     This Agreement may be executed in one or more counterparts, signature pages may be detached from such separately executed counterparts and reattached to other counterparts and, in each such case, the executed counterparts hereof shall constitute a single instrument. Signature pages may be delivered by telecopy.
Section 9.5. Enforceability.
     In case any provision of this Agreement shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.
Section 9.6. Waiver of Rights to Trial by Jury.
     THE PARTIES HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVE ANY RIGHT WHICH ANY PARTY MAY HAVE TO TRIAL BY JURY IN RESPECT OF ANY PROCEEDING, LITIGATION OR COUNTERCLAIM BASED ON, OR ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT, THE TRANSACTIONS CONTEMPLATED HEREBY OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER VERBAL OR WRITTEN) OR ACTIONS OF ANY PARTY. IF THE SUBJECT MATTER OF ANY LAWSUIT IS ONE IN WHICH THE WAIVER OF JURY TRIAL IS PROHIBITED, NO PARTY TO THIS AGREEMENT SHALL PRESENT AS A NON-

COMPULSORY COUNTERCLAIM IN ANY SUCH LAWSUIT ANY CLAIM BASED ON, OR ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT. FURTHERMORE, NO PARTY TO THIS AGREEMENT SHALL SEEK TO CONSOLIDATE ANY SUCH ACTION IN WHICH A JURY TRIAL CANNOT BE WAIVED.
Section 9.7. Amendments and Modifications.
     This Agreement may not be amended or otherwise modified or any provision hereof waived except by an instrument in writing signed by the Investor and the Company.
Section 9.8. Entire Agreement. This Agreement, together with its Exhibits, and the Commitment Letter, dated January 18, 2007, by and between the Company and the Wachovia Corporation, together with its exhibits and attachments, constitute the entire agreement of the parties with respect to matters set forth in this Agreement and the Commitment Letter and supersede any prior understanding or agreement, oral or written, with respect to such matters.
[SIGNATURE PAGE FOLLOWS]

     If the foregoing correctly sets forth the understanding between the Company and the Investor, please so indicate in the space provided below for that purpose, whereupon this letter shall constitute a binding agreement between the Company and the Investor.

ASHFORD HOSPITALITY TRUST, INC.
By:	/s/ David A. Brooks
	Name:	David A. Brooks
	Title:	Chief Legal Officer

ACCEPTED as of the date first written above: WACHOVIA INVESTMENT HOLDINGS, LLC
By:	/s/ Rex E. Rudy
Authorized Signatory
	Name:	Rex E. Rudy
	Title:	Managing Director

SOLELY FOR PURPOSES OF ARTICLE VIII, ACCEPTED as of the date first written above: WACHOVIA BANK, NATIONAL ASSOCIATION
By:	/s/ Rex E. Rudy
Authorized Signatory
	Name:	Rex E. Rudy
	Title:	Managing Director

EXHIBIT A
Articles Supplementary

EXHIBIT B
Investor Rights Agreement

EXHIBIT C-1
Form of Opinion of Andrews Kurth LLP

EXHIBIT C-2
Form of Opinion of Hogan & Hartson LLP

EXHIBIT C-3
Form of Opinion of Ashford Hospitality Trust, Inc.’s Chief Legal Officer